SERVICE AGREEMENT

THIS AGREEMENT, dated as of the 24th day of April, 2002.

BETWEEN:

SUNPOWER CORPORATION, a Nevada registered company
with its head office at 112C Longview Drive, Los Alamos, NM, 87544.
(Hereinafter referred to as the "Company")

AND

A. SCHWAB & ASSOCIATES INC., a British Columbia company
with its office at 414 Viewcrest Rd., Kelowna, British Columbia, V1W 4J8.

(Hereinafter referred to as "AS&A")

WHEREAS the Company is a public company whose common shares trade on OTCBB and wishes to engage AS&A to provide the services set out in this Agreement and AS&A is prepared to provide such services to the Company on the terms and conditions of this Agreement.

THEREFORE the parties agree as follows:

1. Engagement

AS&A will provide general management, financial, strategic and other advice to the Company in the interest of maintaining the Company interests. In particular, the AS&A will:

1. provide referrals and references regarding any joint venture or potential investment interest in the Company;

2. assist in negotiations with potential investors, joint venture partners, its financial advisors and its principals;

3. at the direction of the Officers and Directors; prepare, manage and assist in the implementation of the Company's Business Plan;

4. undertake the responsibility for annual audit and general accounting procedures;

5. maintain corporate records and exchange filings;

6. administer and manage the Companies subsidiary companies;

7. communicate with Federal and State government, exchange and regulatory authorities, and coordinate investor relations services;

8. provide home office use, including overhead, rent and other charges relating to use of 414 Viewcrest Road, Kelowna, B.C. as the Company's Head Office.

2. Term

This Agreement will be from the date hereof until April 23, 2003 unless extended by mutual agreement of the Company and AS&A beyond such date.

This Agreement may be terminated at any time upon 60 days written notice.

3. Fees

In consideration of AS&A rendering services hereunder, the Company agrees to pay the sum of USD $8000.00 per month commencing as of May 1, 2002 and ASA agrees to defer and accrue $USD3000 of this monthly payment, until such time as the Company is more fully able to meet its payroll obligations, to April 31, 2003.

In addition to the monthly fees, the Company agrees to advance or reimburse AS&A for expenses that AS&A may incur from time to time at the direction of the Company.

4. Benefit of Agreement

The agreement resulting from acceptance by execution of this agreement is solely for the benefit of the Company and AS&A and shall be binding upon and enure to the benefit of the legal, representatives, heirs, successors and assigns of such persons and no other person shall acquire or have any right under or by virtue hereof.

5. Ownership

Any notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computers and other disks and tape, data listing, codes, designs and drawings and other documents and material whatsoever relating to the business of the Company which may have been produced or created by AS&A at the expense of the Company, shall be and remain the property of the Company and shall be surrendered by AS&A on demand.

6. Amendments

No amendment, change, modification or addition to this Agreement will be valid unless made in writing and executed by both parties.

7. Notice

Any notice under this Agreement will be given in writing and must be delivered, sent by telecopier or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by such party in writing.

If notice is sent by telecopier or is delivered, it will be deemed to have been given at the time of transmission or delivery.

If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed the notice will be sent by Telecopier or will be delivered.

8. Governing Law

This Agreement is governed by the laws of British Columbia and except as otherwise provided in the Agreement, the parties agree to the exclusive jurisdiction of the courts of British Columbia for the resolution of all disputes arising out of or in connection with this Agreement.

9. Assignment

Neither this Agreement nor any benefit or interest granted by it may be assigned by either party to this Agreement without the written consent of the other.

10. Previous Agreements

This Agreement supersedes, terminates and cancels any and all previous agreements, representations and warranties, written or oral, between the parties relating to the services to be provided by AS&A to this Agreement.

IN WITNESS of this Agreement, the parties have executed and delivered this Agreement as of the date given above.

AGREED AND ACCEPTED on behalf of:

SUNPOWER CORPORATION.

/s/ Andrew Schwab

___________________________________________

Authorized Signatory

AGREED AND ACCEPTED by:

A. SCHWAB & ASSOCIATES INC.

/s/ Andrew Schwab

__________________________________________

Authorized Signatory